Exhibit 99.1

Alphatec Holdings Completes Sale of International Business to Globus Medical
Substantially reduced debt and improved balance sheet strengthens Alphatec’s financial position and enables future growth strategies
CARLSBAD, Calif., September 1, 2016 - Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a provider of spinal fusion technologies, today announced the completion of the previously announced sale of its international operations and distribution channel to Globus Medical (NYSE: GMED), a leading musculoskeletal implant manufacturer.
With the closing of the transaction, the Company is now focused solely on the U.S. market, which Alphatec believes constitutes nearly 65% of the world's spinal fusion market.
Over the past several years, the Company has focused its R&D programs and invested in the development of a leading, robust suite of products that are available to surgeons in the U.S. today-including Arsenal™ Degenerative, Arsenal Deformity and Battalion™ Universal Interbody. In addition, the Company has recently obtained U.S. clearance for its new XYcor® Expandable Spinal Spacer System, which the Company plans to launch later this year. The Company also made significant progress through its initiative to outsource its manufacturing operations-reducing capital investment in equipment, partnering with valued suppliers to provide flexible capacity, while achieving unit level cost reductions and margin improvements. As a result, Alphatec believes it is now better positioned to compete more effectively in the marketplace, accelerate growth and continue to improve profitability.
"Today marks the beginning of a new chapter for Alphatec," said Jim Corbett, President and Chief Executive Officer of Alphatec Spine. "I am excited about the long-term prospects for the company as we pursue the U.S. spinal market with the resources we need to support continued investment in the commercialization of our robust product line. We have the right products, an exceptional team and a newly streamlined balance sheet to support our growth across the country, and we look forward to executing on our vision."

Terms of the Transaction
Globus acquired Alphatec's international operations and distribution channel for a purchase price of $80 million in cash. Globus will also provide Alphatec a five-year senior secured credit facility of up to $30 million. In addition, Alphatec has entered into a supply agreement through which Alphatec will supply its products to Globus for up to five years.
New Capital Structure
With the closing of this transaction, Alphatec believes that it can now establish a new capital structure that appropriately reflects the capital needs of its U.S.-focused business and positions the company for achieving future profitability. As part of the closing, Alphatec implemented the following related to this new capital structure:

•	Drew down $25M of the $30M credit facility from Globus upon closing;

•	Paid off the existing Deerfield credit facility balance and retired the credit facility;

•	Reduced the MidCap Financial term loan to a $5M balance; and

•	Reduced the MidCap Financial revolver commitment to $22.5M.

With this, Alphatec expects to have paid down approximately $66 million of existing debt and debt-related expenses.
Concurrent with this transaction, Deerfield Management Company, L.P. has utilized its cashless exercise provision under its warrant agreements, converting its warrants to purchase up to 11.45 million shares of common stock to approximately 3.2 million shares on a pre-reverse split basis. This will constitute approximately 269 thousand shares on a post-reverse split basis. As a reminder, on August 25, 2016 the Company completed a one-for-twelve reverse stock split.
"As a result of this transaction, we are able to improve Alphatec’s forward-looking balance sheet by reducing our overall debt while providing the liquidity and reserves needed to invest in commercializing our robust product portfolio," said Mike O’Neill, Alphatec’s Chief Financial Officer. "The new term loan from Globus, in conjunction with a planned revolving line of credit from MidCap Financial, provides the company with credit facilities of up to $57.5 million, which will offer sufficient liquidity and appropriate financing to successfully support Alphatec's transition to a U.S. market based company. Upon closing, we estimate our total debt drawn will be approximately $45 million. I would like to thank Deerfield who has been an excellent partner and we appreciate the support that they have provided to the company through the years. I am also pleased that MidCap will remain as a lender and provide funding for the company going forward. I want to thank them for their continued commitment and support to Alphatec."
The Company expects that its stronger financial foundation coupled with its strong product portfolio will support future investments in its capital instrument base each year. These investments will be used to drive the commercial expansion of its new product lines, which are expected to contribute substantially to its planned growth profile. In addition, the Company has already made substantial headway towards its goal of reducing its operating expenses by $20 million. The Company expects this to continue for the remainder of 2016 and into 2017, translating to positive cash flow and profitability in the back half of 2017.
About Alphatec Spine
Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company's mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.
Additional information can be found at www.alphatecspine.com.
About Globus Medical
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions you that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to the Company’s ability to compete in the U.S. marketplace, accelerate growth and continue to improve profitability, continued investment in the commercialization of the U.S. product lines and in its capital instrument base, expected capital re-structuring and expected reductions in operating expenses and the timing and likelihood of cash flow and profitability. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the Company’s ability to execute on its business plan and effectively compete in the U.S. marketplace; the Company not realizing the full economic benefit from the transaction, including as a result of indemnification claims under the definitive purchase agreement and the retention by the Company of certain liabilities associated with the international business; the Company’s ability to meet its obligations under the supply agreement and its credit facilities; the uncertainty of success in developing new products or commercializing products currently in the Company’s pipeline, including the products discussed in this press release; the Company’s ability to successfully reduce and control its costs, improve its margins and improve its profitability; claims related to the Company’s intellectual property; product liability exposure; and other risks detailed in the Company’s public periodic filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT: Investor/Media Contact:
Christine Zedelmayer
Investor Relations
Alphatec Spine, Inc.

(760) 494-6610
czedelmayer@alphatecspine.com